UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2004

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2004, the Compensation Committee of the Board of Directors of CSK Auto Corporation (the "Corporation") and CSK Auto, Inc., (a wholly-owned subsidiary of Corporation) (the "Company") approved the Amended and Restated Supplemental Executive Retirement Plan Agreement (the "Amended Agreement"), effective January 1, 2005, between the Company and Maynard Jenkins, Chairman and Chief Executive Officer of the Company and the Corporation.

The Amended Agreement amends and restates the Amended and Restated Supplemental Executive Retirement Plan Agreement between the parties made and effective May 4, 2004 (which amended and restated the Supplemental Executive Retirement Plan Agreement made and effective August 28, 2000), and is intended to make such changes as are necessary and/or appropriate solely to bring the Amended Agreement into compliance with the American Jobs Creation Act of 2004.

Item 9.01. Financial Statements and Exhibits.

On December 18, 2004, the Compensation Committee of the Board of Directors of CSK Auto Corporation ("Corporation") and CSK Auto, Inc. (the "Company") approved the Amended and Restated Supplemental Executive Retirement Plan Agreement (the "Amended Agreement"), effective January 1, 2005, between the Company and Maynard Jenkins, Chairman and Chief Executive Officer of the Company and the Corporation,. The Amended Agreement is attached hereto and filed as Exhibit 10.1.

(c) The following exhibit is filed with this Form 8-K:

Exhibit No.-- Description
10.1-- Amended and Restated Supplemental Executive Retirement Plan Agreement between CSK Auto, Inc. and Maynard Jenkins dated effective January 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

December 21, 2004	By:	/s/ Don W. Watson

Name: Don W. Watson
Title: Senior Vice President Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Supplemental Executive Retirement Plan Agreement between CSK Auto, Inc. and Maynard Jenkins dated effective January 1, 2005.